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                                                                EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-92636, No. 33-99378 and No. 333-47473 of The PMI Group, Inc. (the "Company") on Form S-8, Registration Statements No. 333-15543 and No 333-48035 of the Company on Form S-3 and Registration Statement No. 333-29777 of the Company on Form S-4 of our reports dated January 20, 1998 appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

San Francisco, California
March 27, 1998